UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 17, 2026

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

001-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

8310 S Valley Hwy, SuitE 300, Englewood, colorado 80112

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VGZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, Vista Gold Corp. (the “Company”) announced the appointment of Gavin Ferguson as Managing Director of Vista Gold Australia Pty Ltd., effective on September 7, 2026.

Mr. Ferguson, age 58, previously served as General Manager of the Carlin Mining Complex for Nevada Gold Mines from 2023 to August 2026. From 2018 to 2022 Mr. Ferguson served as Vice President and General Manager at several of Kinross Gold Corporation’s operations, including Tasiast, Kupol, and Dvoinoye. From 1997 to 2018 Mr. Ferguson held senior executive and operational leadership positions with Kinross Gold, K92 Mining, Teranga Gold, Newmont Mining, Anglo Platinum, Platinum Australia, and AngloGold Ashanti. He holds a Graduate Diploma in Mining Engineering from Curtin University, a Bachelor of Technology in Mining Engineering from the University of Johannesburg and has completed advanced management and leadership programs at the Saïd Business School, Oxford University. He is a Member of the Australasian Institute of Mining and Metallurgy (AusIMM).

Mr. Ferguson does not have any family relationship with any other member of the Board of Directors or any executive officer of the Company. The Company has not engaged in any transaction in which Mr. Ferguson or a person related to Mr. Ferguson had a direct or indirect material interest that is reportable under Item 404(a) of Regulation S-K. To the Company’s knowledge, there is no arrangement or understanding between any of its officers and Mr. Ferguson pursuant to which he was selected to serve as Managing Director of Vista Gold Australia Pty Ltd.

In connection with the appointment of Mr. Ferguson, the Company and Mr. Ferguson have agreed upon the following terms of compensation: (i) a base salary of A$580,000 per year, (ii) 600,000 restricted stock units to be awarded at or near the commencement of employment, (iii) participation in the Company’s long term and short term incentive plans, (iv) vacation and benefits in accordance with Australian employment law, (v) severance benefits of 12 months’ salary and benefits in the event of a change of control of the Company or 6 months’ salary and benefits in the event of termination without just cause, and (vi) relocation cost reimbursement. The Company and Mr. Ferguson anticipate entering into a formal employment agreement with these material terms at the commencement of full-time employment.

Item 7.01 Regulation FD

On August 17, 2026, Vista Gold Corp. issued a press release entitled “Vista Gold Appoints Gavin Ferguson as Managing Director, Vista Gold Australia.”

In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K (including Exhibit 99.1) is being “furnished,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1*	Press Release dated August 17, 2026
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
Dated: August 17, 2026	By: /s/ Frederick H. Earnest Frederick H. Earnest President and Chief Executive Officer